UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 08, 2023

Vivid Seats Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40926	86-3355184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 E. Washington Street
Suite 900
Chicago, Illinois	60602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 291-9966

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SEAT	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock	SEATW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On December 8, 2023, Vivid Seats Inc., a Delaware corporation (the “Company”), and Hoya Intermediate, LLC (together with the Company, the “Company Parties”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule III thereto (the “Underwriters”), and a stockholder of the Company (the “Selling Stockholder”) relating to the offer and sale (the “Offering”) by the Selling Stockholder of 20,500,000 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”). The Offering includes 2,000,000 shares purchased by the Company from the Underwriters pursuant to the Share Repurchase (as defined below). The shares were purchased by the Underwriters from the Selling Stockholder at price of $6.24 per share and, other than the shares subject to the Share Repurchase, were sold at a public offering price of $6.50 per share. Pursuant to the Underwriting Agreement, the Selling Stockholder granted the Underwriters a 30-day option (the “Option”) to purchase up to an additional 3,075,000 shares of Class A Common Stock from the Selling Stockholder on the same terms and conditions. On December 8, 2023, the Underwriters notified the Company and the Selling Stockholder that they had elected to exercise the Option in full.

The Offering of all 23,575,000 shares (inclusive of the Share Repurchase and the full exercise of the Option) closed on December 12, 2023. All of the shares were sold by the Selling Stockholder. The Company did not receive any proceeds from the sale of the shares by the Selling Stockholder in the Offering.

The shares were sold pursuant to a Registration Statement on Form S-1 (Registration No. 333-260839) and a related prospectus, prospectus supplement and accompanying prospectus supplements, each of which was filed with the Securities and Exchange Commission.

Pursuant to the Underwriting Agreement, 2,000,000 of the shares of Class A Common Stock subject to the Offering were purchased by the Company from the Underwriters at a price of $6.24 per share (the same price per share paid by the Underwriters to the Selling Stockholder) (the “Share Repurchase”). The Company funded the Share Repurchase with cash on hand.

Pursuant to the Underwriting Agreement, the Company Parties and the Selling Stockholder agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and covenants by the Company Parties and the Selling Stockholder and customary closing conditions, obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties and may be subject to limitations agreed upon by the parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 8, 2023, among Vivid Seats Inc., Hoya Intermediate, LLC, Hoya Topco, LLC, and Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule III thereto

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vivid Seats Inc.

Date: December 12, 2023	By:	/s/ Lawrence Fey
Lawrence Fey
Chief Financial Officer